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                                                                     Exhibit 5.1



                                November 27, 2001



Careside, Inc.
6100 Bristol Parkway
Culver City, CA 90250

                     RE: Registration Statement on Form S-3
                         ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Careside, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of 12,894,155 shares of the Company's common stock, par value $.01 per share (the "Common Stock").

     We have examined the Registration Statement, including the exhibits thereto, the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-laws, and such other documents as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock currently outstanding which are being registered under the Registration Statement have been validly issued and are outstanding as fully paid and non-assessable shares, and the shares of Common Stock which are being registered under the Registration Statement that are issuable upon the exercise of warrants (as described in the Registration Statement) will be, upon exercise, validly issued and outstanding as fully paid and non-assessable shares.

     Our opinion expressed above is limited to the federal laws of the United States and the law of the State of Delaware.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to being named under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                                Very truly yours,


                                                /s/ Pepper Hamilton LLP
                                                PEPPER HAMILTON LLP